Table
of Contents
Coronado Global Resources Inc.
Form 10-Q March 31, 2026
1
Exhibit 95.1
Mine Safety Disclosures
Safety is
the cornerstone
of our
Company’s
values and
is the
number one
priority for
all employees
at Coronado
Global Resources.
Our mining
operation at
Curragh,
located in Australia, is subject to regulation by the Queensland Department of Natural Resources, Mine and Energy, or DNRME, under the Coal Mining Safety and Health
Act 1999 (Qld). The operation of our mines located
in the United States is subject to regulation by
the Mine Safety and Health Administration, or MSHA, under the
Federal
Mine Safety and Health Act
of 1977, or the Mine
Act. MSHA inspects these
mines on a regular basis
and issues various citations
and orders when it believes
a violation
has occurred
under the
Mine Act.
We present
information below
regarding certain
mining safety
and health
citations that
MSHA has
issued with
respect to
our mining
operations. In evaluating
this information, consideration
should be given
to factors
such as: (i)
the number of
citations and orders
will vary
depending on the
size of the
mine; (ii) the
number of citations
issued will vary
from inspector to
inspector and mine
to mine; and
(iii) citations and
orders can be
contested and appealed
and, in that
process, are often reduced
in severity and amount,
and are sometimes dismissed.
Since MSHA is a
branch of the U.S. Department
of Labor,
its jurisdiction only applies
to our operations in the United States.
As such, the mine safety disclosures included herein do
not contain information related to our Australian mines.
Under the Dodd-Frank
Act, each operator
of a coal or
other mine is required
to include certain
mine safety results
within its periodic
reports filed with
the Securities and
Exchange Commission,
or the
SEC. As
required
by the
reporting requirements
included
in §1503(a)
of the
Dodd-Frank
Act and
Item
104 of
Regulation
S-K (17
CFR
229.104), we
present the
following items
regarding certain
mining safety
and health
matters, for
the quarterly
period ended
March 31,
2026, for
each of
our U.S.
mine
locations that are covered under the scope of the Dodd-Frank
Act.
The table that follows
reflects citations and orders
issued to us by MSHA
during the quarter ended
March 31, 2026.
The table only includes
those U.S. mines that
were
issued orders
or citations
during this
period, and commensurate
with SEC regulations,
does not
reflect orders
or citations
issued to independent
contractors working
at
our mines.
The proposed assessments for the quarter ended March 31,
2026, were retrieved from the MSHA Data Retrieval System, or
MSHA DRS, as of April 1, 2026.
(A) (B) (C) (D) (E) (F) (G)
MSHA Mine
ID No. Mine Name (1)(2)(3)
Section
104
S&S
Citations
Section
104(b)
Orders
Section 104(d
)
Citations and
Orders
Section 110(b)(2)
Violations
Section
107(a)
Orders
Total Dollar Value of
MSHA Assessments
Proposed
($ Thousands)
Total Number of
Mining Related
Fatalities
4404856 Buchanan Mine #1 29 — — — — $26.4 —
4602140 Saunders Preparation Plant
(4)
12 — — — — $13.6 —
4609217 Powellton #1 Mine 4 — — — — $17.2 —
4609319 Lower War Eagle
(4)
22 — — — — $63.4 —
4609514 Muddy Bridge 3 — — — — $14.4 —
4609563 Eagle No. 1 Mine 7 — — — — $27.4 —
4609101
Toney
Fork Surface Mine
2 — — — — — —
Total: 79 — — — — $162.4 —
(1)
The definition of “mine”
under Section 3
of the Mine Act
includes the mine, as
well as other items
used in, or to
be used in, or
resulting from, the
work of extracting
coal, such
as land,
structures, facilities,
equipment, machines,
tools and
coal preparation
facilities. Also,
there are
instances where
the mine
name per
the MSHA
system differs from the mine name utilized by us.

Table
of Contents
Coronado Global Resources Inc.
Form 10-Q March 31, 2026
2
(2)
Idle facilities are
not included in
the table above
unless they received
a citation,
order or assessment
by MSHA during
the current quarterly
reporting period or
are
subject to pending legal actions.
(3)
During the quarter ended
March 31, 2026, none
of the Company’s
mines have received written
notice from MSHA
of a pattern of
violations or the potential
to have
such a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of coal or other mine health or safety standards
under section 104(e) of the Mine Act.
(4)
One of the S&S citations was vacated at a Part 100 conference.
References used in the table above are as follows:
A.
The total
number of
violations of
mandatory health
or safety
standards that
could significantly
and substantially
contribute to
the cause
and effect
of a
coal or
other mine safety or health hazard under section 104 of
the Mine Act (30 U.S.C. 814) for which the operator received a citation from MSHA.
B.
The total number of orders issued under section 104(b)
of the Mine Act (30 U.S.C. 814(b)).
C. The total number of citations and orders for unwarrantable failure of the mine operator to comply with mandatory health or safety standards under section 104(d)
of the Mine Act (30 U.S.C. 814(d)).
D.
The total number of flagrant violations under section
110(b)(2) of the
Mine Act.
E.
The total number of imminent danger orders issued under section
107(a) of the Mine Act (30 U.S.C. 817(a)).
F.
The total dollar value of proposed assessments from MSHA
under the Mine Act (30 U.S.C. 801 et seq.).
G. The total number of mining-related fatalities.
The table below presents legal actions pending before the Federal Mine Safety and Health Review Commission, or FMSHRC, for each of
the Company’s U.S. mines as
of March 31, 2026, together with the number of legal actions initiated and the number of legal actions resolved during
the quarter ended March 31, 2026.
Legal Actions Pending as of Last Day
of Quarter (March 31, 2026)
(1)
MSHA
Mine ID
No. Mine Name
Contests of
Citations
and Orders
(Subpart B)
Contests of
Proposed
Penalties
(Subpart C)
Complaints for
Compensation
(Subpart D)
Complaints of
Discharge,
Discrimination
or Interference
(Subpart E) (2)
Applications of
Temporary Relief
(Subpart F)
Appeals of Judges’
Decisions or
Orders
(Subpart H) (3)
Legal Actions
Initiated
During the
Quarter
Legal Actions
Resolved
During the
Quarter
4404856 Buchanan Mine #1 2 10 — — — — 2 4
4609563 Eagle No. 1 Mine — 5 — — — 1 5 1
4609514 Muddy Bridge — 7 — — — 1 7 1
4609319 Lower War Eagle — 4 — — — — 4 1
4609217 Powellton #1 Mine — 4 — 1 — — 5 1
4602140 Saunders Preparation
Plant — 1 — — — — 1
—
Total: 2 31 — 1 — 2 24 8

Table
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Coronado Global Resources Inc.
Form 10-Q March 31, 2026
3
(1)
The legal
actions
pending
shown in
the
table
above
have been
categorized
by type
of
proceeding
with
reference
to
the
procedural
rules
established
by the
FMSHRC under 29 CFR Part 2700. Reference to the applicable
Subparts under this Rule are listed in the columns above
.
(2)
A complaint
for discrimination
was
filed by
an employee
of Powellton
#1 Mine
after
the Secretary
of Labor
decided not
to
file a
discrimination
case
with
the
Commission.
(3)
Secretary of
Labor’s appeals
to the
United States
Court of
Appeals for
the DC
Circuit of
the Federal
Mine Safety
and Health
Review Commission’s
decisions
denying motions for settlement approval
in two cases were dismissed, but
the time for filing a petition for
rehearing has not expired, so final
orders have not yet
been entered.